Exhibit 10(r)

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

•                  Cash compensation for outside Directors (which may be deferred and invested in TCF Stock):

•                  Annual Retainer – $25,000; Committee Chairs receive an additional $20,000 annual fee

•                  Board and Committee Meetings – $1,000/meeting

•                  Inside Directors (Messrs. Cooper, Dahl, Jasper and Winslow) do not receive any compensation for their service as Directors.

•                  Stock Grant Program:

•                  Annually, outside Directors receive TCF Stock grants equal to $45,000. For Directors elected after a stock grant has been awarded, a pro-rata stock grant is awarded;

•                  The number of shares granted is determined by dividing $45,000 by the price of TCF Stock on the grant date;

•                  The stock grant vests annually, when the next grant is made;

•                  Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders generally; and

•                  Unvested shares will vest if a change in control occurs.

•                  Directors’ Deferred Plan (for outside Directors):

•                  Fees and stock grants may be deferred until service on the Board ends;

•                  All deferred fees are invested in TCF Stock;

•                  Dividends (market rate) are accumulated and invested in TCF Stock; and

•                  Distributions for pre-2005 accounts are in installments or lump sum, as elected by the Director. For accounts accumulated in 2005 and after, all distributions are in a lump sum.

•                  TCF Matching Gift Program:

•                  TCF offers a matching gift program to supplement donations made by employees and Directors to charitable organizations of their choice up to a maximum of $10,000 annually.

•                  Indemnification rights are provided to Directors under TCF Financial’s Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

•                  TCF pays for travel and other expenses of TCF Directors to attend Board meetings as a business expense.

•                  TCF typically holds one Board meeting per year (the “Annual Board Retreat”) at a remote location within or outside the United States and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.